UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 21, 2007

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
CHANGE IN FISCAL YEAR

Effective August 21, 2007, the Board of Directors of Meritage Homes Corporation (the “Company”) adopted Amended and Restated Bylaws.  The Amended and Restated Bylaws reflect amendments that, among other things, (i) clarify that directors may only be removed for cause to conform to Maryland law, (ii) raise the threshold for stockholders calling a special meeting from at least 25% of all the votes entitled to be cast at the meeting to at least 50%, (iii) provide that only the directors can amend the bylaws, (iv) limit the matters that can be acted on at a stockholders meeting to those included in the notice for such meeting, (v) revise the advance notice procedures for stockholder proposals at an annual meeting to provide that, generally, notice must received by the Company not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of the mailing of the notice for the preceding year’s annual meeting, (vi) opt out of the Maryland Control Share Act, a law that could give insurgent stockholders the ability to force the Company to hold a stockholders meeting under circumstances not contemplated by the Bylaws, (vii) update obsolete provisions relating to the Company’s prior REIT status and management structure, and (viii) in light of the SEC’s recent e-proxy rules, clarify that annual meeting notices and proxies may be transmitted by electronic means.  The description of the amendments to the Bylaws set forth in this Item 5.03 is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 8.01                                         OTHER EVENTS

As reported on a Schedule13D/A filed August 17, 2007, a group of investors (with affiliates or associates, the “Group”) that includes Robert G. Sarver, a director of the Company,  reported that it had been buying Meritage Homes Corporation common stock for investment.  At the time of filing, the Group beneficially owned in the aggregate 2,246,200 shares, constituting approximately 8.6% of the outstanding shares of the Company.

Following public disclosure of these acquisitions, at a regularly scheduled meeting of the Board of the Directors of the Company, the Board adopted a resolution granting a limited exemption to the Group from the provisions of the Maryland General Corporation Law Business Combinations Act.   In general, this law prohibits a public corporation from engaging in a business combination with a 10% or larger stockholder (an “interested stockholder”) for a period of five years from the time the stockholder become a interested stockholder, unless the Board of Directors pre-approves the stockholder becoming an interested stockholder.  There are no exceptions during this 5-year period.  Thus, even transactions desired by the Board or the other stockholders may not be implemented.  Further, the term business combination is broadly defined and can include relatively routine sales or transfers of assets and securities.

Although the Group’s ownership is below the 10% threshold that would trip application of the Business Combinations Act, the Board of Directors believes it is prudent to exempt the  Group from its provisions in order to avoid inadvertent application of the act resulting from, by way of example, stock purchases made for investment, the routine grant of stock options and restricted stock units to Robert Sarver in connection with his service as a Director of the Company, or repurchases of common stock by the Company under its stock repurchase program.

 The resolution does not provide an exemption from any subsequent transaction between the Group and the Company. Thus, independent Board approval would be required for any merger, issuance of securities by the Company to the Group, sale of material assets, or the like. Further, the exemption may be repealed, in whole or in part, at any time by the Board of Directors .

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

3.1                                 Amended and Restated Bylaws of Meritage Homes Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 2007

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer